UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2020

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	Tempur Sealy International, Inc.’s (the "Company") Annual Meeting of Stockholders was held on May 7, 2020.
(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.
The stockholders (1) elected all of the Company’s nominees for director; (2) ratified the appointment of Ernst and Young LLP as the Company’s independent auditor for the year ending December 31, 2020; and (3) approved, on an advisory basis, the Compensation of the Company's Named Executive Officers. The tabulation of votes for each proposal is as follows:

(1) Election of Directors

	For	Against	Abstain	Broker Non-Votes
EVELYN S. DILSAVER	39,504,254	2,067,084	16,534	4,245,059
CATHY R. GATES	39,670,268	1,901,070	16,534	4,245,059
JOHN A. HEIL	38,012,353	3,559,568	15,951	4,245,059
JON L. LUTHER	38,263,938	3,307,981	15,953	4,245,059
RICHARD W. NEU	38,706,488	2,865,432	15,952	4,245,059
ARIK W. RUCHIM	38,533,562	2,968,539	85,771	4,245,059
SCOTT L. THOMPSON	38,977,770	2,505,420	104,682	4,245,059
ROBERT B TRUSSELL, JR	39,793,534	1,778,393	15,945	4,245,059

(2) Ratification of Independent Auditors

For	Against	Abstain	Broker Non-Votes
45,160,418	658,283	14,230	0

(3) Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company’s 2020 Proxy Statement

For	Against	Abstain	Broker Non-Votes
21,572,303	18,734,922	1,280,647	4,245,059

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2020

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer